UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 T.W. Alexander Drive 4501 Research Commons, Suite 100 Research Triangle Park, NC		27709
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2018, G1 Therapeutics, Inc. (the “Company”) held its 2018 annual meeting of stockholders. At the meeting, the stockholders: (1) elected each of Willie A. Deese and Cynthia L. Schwalm to the Company’s Board of Directors as a Class I director for a term of three years to serve until the 2021 annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal (the “Election of Directors”); and (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (the “Auditor Ratification”). A more complete description of both of these matters is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2018.

The number of votes cast in favor or against or withheld by the stockholders and, where applicable, the number of abstentions and the number of broker nonvotes on both of the foregoing matters are set forth below.

1. Election of Directors

Nominee	Shares Voted For	Shares Voted to Withhold Authority	Broker Nonvotes
Willie A. Deese	25,176,117	767,007	2,073,819
Cynthia L. Schwalm	25,099,879	843,245	2,073,819

2. Auditor Ratification

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Nonvotes
28,007,169	9,331	443	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G1 THERAPEUTICS, INC.

Date: June 8, 2018	/s/ Mark A. Velleca
Mark A. Velleca, M.D., Ph.D.
President and Chief Executive Officer